Exhibit 99.1

Zoned Properties’ Chief Executive Officer Interviewed by GeoInvesting’s Executive Casts

Bryan McLaren Highlights New and Enhanced Business Model and Its Potential for Further Increasing Shareholder Value

SCOTTSDALE, Ariz., May 24, 2018 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced that its Chief Executive Officer, Bryan McLaren, was recently interviewed as part of an “Executive Casts” series by GeoInvesting. Executive Casts ("EC") is a business focused on delivering content and investor outreach options for public companies through online video.

The interview is available at https://geoinvesting.com/zoned-properties-ceo-bryan-mclaren-companys-shift-business-strategy/.

In 2017, Zoned Properties joined the platform to connect with its investors about aspects of its operations, as well as to shed some light on key executives’ personal backgrounds, experience, and perspectives. Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry.

Mr. McLaren addressed Executive Casts host and GeoInvesting analyst Christopher Irons’ questions about the company’s new business direction. Notably, Mr. McLaren spoke about:

●	The significance of Zoned Properties’ pivot in its real estate development growth strategy by implementing a new Lease and Strategic Advisor model for its tenants and clients operating in the licensed medical marijuana industry.

●	How Zoned Properties will be taking a more active role in the advisement of how the company’s tenants and clients operate their facilities.

●	The general effect of the company’s new strategy on fixed and variable revenue generation and cash flow in the short term and in the future.

●	Recent congressional events aimed at prohibiting the funding of prosecution of marijuana operators in states where it has become legalized, and the congressional position on pending applications for medical marijuana research.

●	A comparison of U.S. and Canadian marijuana markets and how M&A and conglomeration can drive the marijuana market in the future.

●	A comparison between Zoned Properties and peers that operates in the marijuana real estate business.

●	Mr. McLaren’s view on the right way to communicate with prospective investors and how he differentiates Zoned Properties from other publicly traded companies that operate and in the marijuana market.

About Executive Casts

Executive Casts is a business focused on delivering content and investor outreach options for public companies through online videos. Executive Casts consists of multiple videos, currently hosted exclusively at GeoInvesting.com, in which executives of small and micro-cap companies answer vital questions concerning growth drivers, business risks, and personal backgrounds. CEOs are also able to augment future press releases with video commentary, so you can expect to have upcoming news releases explained to you by an industry and company insider.

About GeoInvesting

GeoInvesting LLC, is a research boutique which specializes in microcap stock research and portfolio protection investigations for its members. Co-founder Maj Soueidan has been a full-time investor for nearly 30 years and often speaks at conferences to educate and increase awareness about the advantages of investing in smaller companies.

About Zoned Properties

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. Zoned Properties is an accredited member of the Better Business Bureau, the Forbes Real Estate Council, and the U.S. Green Building Council. The Company focuses on the strategic development of commercial properties that face unique zoning challenges; identifying solutions that could potentially have a major impact on cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned or permitted for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com